THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION THEREUNDER UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE, ASSIGNMENT, OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

$250,000.00

CONVERTIBLE DEBENTURE

MEDYTOX SOLUTIONS, INC.
(A Nevada Corporation)

Due April 4, 2014

MEDYTOX SOLUTIONS, INC., a Nevada corporation (the "Company"), promises to pay to Reginald Samuels, or his registered assigns (the "Holder"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) on January 17, 2014 (the "Maturity Date"), together with accrued and unpaid interest thereon. Interest on the principal amount of this Debenture (the "Debenture") shall accrue at the rate of 5% per annum, from the date of issuance of this Debenture. Interest accrued on the outstanding principal balance of this Debenture shall be payable in cash or other immediately available funds to the Holder upon the earlier of (i) the Maturity Date, (ii) acceleration of all amounts due and owing hereunder in accordance with the terms hereinafter set forth, (iii) the date of any prepayment of the Debenture, or (iv) the date of conversion if the Holder elects to convert the principal amount of this Debenture into shares or if an Automatic Conversion (as defined in Section 1 below) occurs in accordance with the terms hereinafter• set forth unless the Company shall have elected to convert accrued interest into Common Stock (as defined in Section 1 below). Interest on the Debenture will accrue from the most recent date of which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 365-day year. The Holder must surrender the Debenture or provide an appropriate affidavit of lost Debenture to the Company to collect principal payment thereof. The Debenture may be pre-paid, in full, and in cash, by the Company subject to the terms and conditions set forth herein.

1.

Conversion. The Holder may convert all or any part of the then outstanding principal amount of this Debenture, plus accrued interest, into shares of the Company's Common Stock, $.0001 par value, (the "Common Stock") at any time after ninety (90) days from the date of issuance of this Debenture and prior to the date immediately preceding the one year anniversary of the issuance of this Debenture, at an initial conversion price equal to the average Market Price, as defined below, for thirty (30) days prior to the date of conversion after applying a 10% discount to such average Market Price (the "Conversion Price"), Unless earlier converted, the Debenture will automatically convert into shares of Common Stock on the one year anniversary of the issuance of this Debenture without further action by either the Holder or the Company (the "Automatic Conversion"). In the event of an Automatic Conversion, the

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Conversion Price shall be calculated the same as described above in this Section 1. No fractional shares of the Company's Common Stock will be issuable upon conversion of any part of this Debenture, In lieu of any fractional share, the Company will deliver the cash equivalent of such fractional share to the Holder, based upon the then current Market Price, as defined below, of such shares of Common Stock as of the date of any such conversion,

2.

Adjustment, Notwithstanding anything in this Debenture to the contrary, the per share Conversion Price and the number of shares of the Company's Common Stock purchasable and issuable upon conversion shall be adjusted from time to time as follows:

(a)

in case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a saleileaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by converting this Debenture, to purchase the kind and number of shares of stock or other securities or property (including cash) received upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been acquired upon conversion of this Debenture immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale Or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances,

(b)

If and whenever the Company shall grant to the holders of Common
Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to the Holder of this Debenture all of such rights, warrants or options to which each such holder would have been entitled if on the date of determination of shareholders entitled to the rights, warrants or options being granted by the Company, such Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise,

(o

In the event the Company shall issue additional shares of its Common

Stock in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

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(d)

The term "Market Price" as used herein with respect to a share of
Common Stock shall mean the reported closing sales price, or, if there was no closing sales price on such day, then the average of the reported closing bid and asked prices, in either case, on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market or any other inter-dealer quotation system, or as furnished by any New York Stock Exchange member finn selected from time to time by the Company for such purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Company in good faith.

(e)

The Company shall deliver a certificate or certificates for that number of shares of the Company's Common Stock issuable on conversion as soon as practicable after surrender of this Debenture for conversion, but the person or persons to whom such certificates are issuable shall be considered the holder of record of such shares from the time this Debenture is surrendered. Except as described above, this Debenture is not otherwise convertible into any other shares of the Company's Common Stock, Prior to the issuance of any shares of Common Stock upon conversion hereof, the Holder of this Debenture hereby agrees to provide the Company with any and all documentation requested by the Company, including any representations, regarding the issuance of said shares of Common Stock with respect to any conversion.

3.

Events of Default, An Event of Default is: (a) a default for 30 days in payment of interest on the Debenture; (b) a default for 30 days in payment of principal of the Debenture, when the same becomes due and payable at maturity or upon redemption; (c) the Company, pursuant to the U.S. Bankruptcy Code, commences a voluntary case or consents to an entry of an order for relief against it in an involuntary case; (d) the Company consents to the appointment of a custodian of it or for all or substantially all of its property; (e) the Company makes a general assignment for the benefit of creditors; or (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (i) against the Company in an involuntary case, (ii) appoints a custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days. If an Event of Default occurs and is not cured within fifteen (15) days thereof and is continuing, then the Holder may declare the Debenture to be due and payable immediately.

4.

Lost or Stolen Debenture, Upon receipt by the Borrower of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and upon surrender and cancellation of this Debenture, if mutilated, the Borrower shall execute and deliver a new Debenture of like tenor and date.

5.

Miscellaneous,

(a)

Ownership, The Holder of this Debenture shall be deemed to be the owner of this Debenture for all purposes and the full payment of interest and principal under this Debenture to such Holder shall constitute the full and complete discharge of the Company for such purposes.

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(b)

Severability. The invalidity of any portion of this Debenture shall not affect the enforceability of the remaining portions of this Debenture or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be invalid, this Debenture shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not been included.

(c)

Binding Effect. This Debenture shall be binding upon and inure to the benefit of the parties hereto, and their legal representatives, successors and assigns.

(d)

Entire Agreement. This Debenture, together with any attached schedules, exhibits and other documents delivered pursuant hereto, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

(e)

Modification. No term or provision contained in this Debenture may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

(f)

Waiver. No failure to exercise, and no delay in exercising, any right, power or privilege under this Debenture shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege, No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Company and the Holder.

(g)

Extension. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

(Ii) Notices,

All notices, requests, demands, claims, and other

communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), or guaranteed overnight delivery, to the Company at the address at which its principal business office is located from time to time, and the Holder at 229 North Wyoming Avenue, South Orange, New Jersey 07079, or such other address specified by the Holder.

(i)

Attorneys' Fees. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Debenture, the successful party will be awarded reasonable costs of collection, including reasonable attorneys' fees, at all trial and appellate levels, expenses and costs.

(j)

Headings. The headings contained in this Debenture are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Debenture. Any telecopied version of an original signature shall be deemed an original signature for all signatures other than that of the Company,

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(k)

Transferability, Subject to compliance with applicable laws, the Holder• at its option may surrender this Debenture for exchange at the principal office of the Company and, without expense (except for any stamp tax or other governmental charge with respect to any transfer involved therein), receive in exchange therefor notes, in denominations designated by the Holder and payable to such person or persons as may be designated by the Holder and for the same aggregate principal amount as the then unpaid principal balance of this Debenture. Every instrument made and delivered in exchange for this Debenture shall in all other respects be in the same form and have the same terms, on a pro Tata basis, as this Debenture,

(1)

Governing Law: Jury Trial Waiver, This Debenture shall be governed by the laws of the State of Florida, without regard to its principles of conflicts of law. Venue for any dispute under this Debenture shall lie in Miami-Dade County, Florida.

IN WITNESS WHEREOF, the Company has signed and sealed this Convertible Debenture on this 41h clay of April, 2013,

MEDYTOX SOLUTIONS, INC., a Nevada corporation

By:

William Forhan

Chief Executive Officer

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